Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company
Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145919, No. 333-159666, and 333-165026) and Form S-8 (No. 333-96995, 33-60095, 33-60099 and 333-169030) of Hecla Mining Company of our reports dated February 25, 2011, relating to the consolidated financial statements, and the effectiveness of Hecla Mining Company’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
Spokane, Washington
February 25, 2011